UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2017 (May 10, 2017)
Date of Report (Date of earliest event reported)
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TYLER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-10485	75-2303920
(State or other jurisdiction of incorporation organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5101 TENNYSON PARKWAY
PLANO, TEXAS 75024
(Address of principal executive offices)

(972) 713-3700
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders

On May 10, 2017, Tyler Technologies, Inc. held its annual meeting of stockholders. The results of the matters voted on at the meeting were as follows:

With respect to the election of directors, shares were voted as follows:

Nominee	Votes for	Votes Withheld	Abstentions	Broker Non-votes
Donald R. Brattain	30,363,213	307,683	53,278	3,165,070
Glenn A. Carter	30,268,377	402,733	53,064	3,165,070
Brenda A. Cline	30,327,552	344,078	52,544	3,165,070
J. Luther King Jr.	30,350,053	320,919	53,202	3,165,070
Larry D. Leinweber	29,139,521	1,531,416	53,237	3,165,070
John S. Marr Jr.	29,616,180	1,052,031	55,963	3,165,070
H. Lynn Moore Jr.	28,885,731	1,788,852	49,591	3,165,070
Daniel M. Pope	30,405,841	265,679	52,654	3,165,070
Dustin R. Womble	29,087,104	1,586,967	50,103	3,165,070

With respect to the ratification of Ernst & Young LLP as our independent auditors for fiscal year 2017, votes were as follows:

Votes for	Votes Withheld	Abstentions	Broker Non-votes
33,575,939	248,695	64,610	0

With respect to the proposal to approve an advisory resolution on our executive compensation, votes were as follows:

Votes for	Votes Withheld	Abstentions	Broker Non-votes
29,967,704	698,287	58,183	3,165,070

With respect to the proposal to approve an advisory resolution on the frequency of stockholder voting on our executive compensation, votes were as follows:

1 Year	2 Years	3 Years	Abstain
27,189,224	60,166	3,409,165	65,619

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.

May 11, 2017	By:	/s/ Brian K. Miller Brian K. Miller Executive Vice President and Chief Financial) Officer (principal financial officer)